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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements listed below of Irwin Financial Corporation of our report dated January 24, 2003 relating to the financial statements, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
March 17, 2003


REGISTRATION STATEMENTS:
No. 33-8506 on Form S-8 effective September 25, 1986
No. 33-25931 on Form S-8 effective December 28, 1988
No. 33-32783 on Form S-8 effective January 11, 1990
No. 2-72249 on Form S-3 as amended by Post-Effective Amendment No. 3 to Form S-16 effective January 17, 1990
No. 33-32783 on Form S-8 as amended by Post-Effective Amendment No. 1 effective April 9, 1990
No. 33-47680 on Form S-8 effective May 5, 1992
No. 2-72249 on Form S-3 as amended by Post-Effective Amendment No. 4 to Form S-16 effective April 7, 1994
No. 33-62671 on Form S-8 effective September 15, 1995
No. 33-62669 on Form S-8 effective September 15, 1995
No. 333-26197 on Form S-8 effective April 30, 1997
No. 333-80777 on Form S-8 effective June 16, 1999
No. 33-80800, as amended by Post-Effective Amendment No. 1 effective May 19,
2000
No. 333-41740 on Form S-8 effective July 19, 2000
No. 333-60748 on Form S-8 effective May 11, 2001
No. 333-69156 on Form S-8 effective September 7, 2001